Exhibit 99.1

                                                        FOR INFORMATION CONTACT:
                                                    Elisha Finney (650) 424-6803
                                                        elisha.finney@varian.com

                                                     Spencer Sias (650) 424-5782
                                                         spencer.sias@varian.com

VARIAN MEDICAL SYSTEMS REPORTS GROWTH IN EARNINGS, REVENUES, NET ORDERS, BACKLOG FOR THIRD QUARTER OF FISCAL 2005

Palo Alto, Calif., July 27, 2005 - Varian Medical Systems (NYSE:VAR) today is reporting results for the third quarter of fiscal 2005 with net earnings of $0.37 per diluted share, up 23 percent from $0.30 per diluted share for the year-ago period. Net earnings were $51 million versus $43 million for the year-ago period. The company achieved third quarter revenues of $347 million, up 14 percent versus the year-ago quarter. Net orders for the third quarter were $373 million, up 14 percent from the year-ago period. Backlog at the end of the quarter stood at $1,077 million, up 19 percent from the same time last fiscal year.

         "The company had a solid quarter with gains in net orders and revenues helped by accelerating adoption of our new technologies in radiation therapy and X-ray imaging," said Richard M. Levy, the company's chairman and CEO. "Demand for new, more precise, and cost effective cancer treatment technology, including image-guided radiation therapy (IGRT) and stereotactic radiotherapy, is robust and adoption is proceeding at an unprecedented pace."

         The company generated quarterly operating cash flow of $49 million and ended the quarter with $343 million in cash and marketable securities. During the quarter, the company spent $64 million to buy back 1.8 million shares of company stock.

ONCOLOGY SYSTEMS
         Oncology Systems' revenues from Clinac(R) accelerators as well as accessories, software, and services for radiation therapy totaled $286 million for the third quarter, up 13 percent from the year-ago period. Third-quarter net orders in the Oncology Systems business totaled $318 million, up 16 percent from the year-ago period.

         "We performed at the high end of our long-term expectations of 10-15 percent growth in the global Oncology Systems business," Levy said. For the trailing 12-months, Oncology Systems' global net order growth rate was 15 percent. For the quarter, net orders were up 27 percent in international markets and up 7 percent in North America.

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

         "Adoption of our new products for image-guided radiotherapy (IGRT) and stereotactic radiosurgery accelerated during the quarter with increasing percentages of new machine orders incorporating these advanced capabilities," Levy said. As of the end of the quarter, 80 of Varian's IGRT-enabled treatment machines with on-board imaging devices were operating or being installed around the world.

X-RAY PRODUCTS AND OTHER
         Revenues for the X-Ray Products business, including tubes and amorphous silicon flat panel digital imagers, were $49 million for the third quarter, up 20 percent from the year-ago quarter. "Sales of our high-power tubes for CT scanners and our emerging line of flat panel image detectors have paced the growth of this segment," Levy said.

         The company's Ginzton Technology Center, together with its BrachyTherapy operations, recorded combined third quarter revenues of $12 million, up 20 percent from the year-ago quarter. Gains stemmed primarily from shipments of treatment planning software and afterloaders for high-dose-rate brachytherapy.

OUTLOOK
         "Our performance for the first three quarters of the fiscal year continues to lead us to expect that earnings per diluted share for fiscal year 2005 should be about 26 percent over our earnings of $1.18 per diluted share in fiscal year 2004," said Levy. "Backlog grew at a substantially faster rate than revenues during the quarter and for the year to date as a result of longer delivery schedules and revenue deferrals related to new product rollouts. From analyzing this backlog, we expect that revenues for fiscal year 2005 will rise by about 12 percent over the fiscal 2004 total.

         "Early estimates of fiscal year 2006 growth indicate that total company revenues should increase by about 13 percent over the total for fiscal year 2005," Levy added. "Before the effects of option expensing under SFAS 123R beginning in the first quarter of next fiscal year, earnings per diluted share for fiscal 2006 should grow at a mid-teens rate over the totals for fiscal year 2005."

INVESTOR CONFERENCE CALL
         Varian Medical Systems is scheduled to conduct its third quarter fiscal year 2005 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on the company's web site at www.varian.com where it will be archived for a year. To access the call via telephone, dial 1-800-688-0836 from inside the U.S. or 1-617-614-4072 from outside the U.S. and enter confirmation code 25056984. The replay of the conference call can be accessed by dialing 1-888-286-8010 from inside the U.S or 1-617-801-6888 from outside the U.S. and entering confirmation code 68559077. The telephone replay will be available through 5 p.m. PT, Friday, July 29, 2005.

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

                                      # # #

Varian Medical Systems, Inc., (NYSE:VAR) of Palo Alto, California is the world's leading manufacturer of integrated cancer therapy systems, which are used to treat thousands of patients per day. The company is also a premier supplier of X-ray tubes and flat-panel digital subsystems for imaging in medical, scientific, and industrial applications. Varian Medical Systems employs approximately 3,500 people who are located at manufacturing sites in North America and Europe and in its 56 sales and support offices around the world. Additional information is available on the company's investor relations web site at www.varian.com

FORWARD LOOKING STATEMENTS

Except for historical information, this news release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including market acceptance of or transition to new products or technologies; growth drivers; the company's orders, revenues, backlog, or earnings growth; future financial results and any statements using the terms "expect," "should," or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company's actual results to differ materially from those anticipated. Such risks and uncertainties include demand for the company's products; the company's ability to develop and commercialize new products; the impact of competitive products and pricing; the effect of economic conditions and currency exchange rates; the company's ability to maintain or increase operating margins; the company's ability to meet demand for manufacturing capacity; the effect of environmental claims and expenses; the company's ability to protect the company's intellectual property; the company's reliance on sole or limited-source suppliers; the impact of reduced or limited demand by sole purchasers of certain X-ray tube products; the impact of managed care initiatives or other health care reforms on capital expenditures and/or third-party reimbursement levels; the impact of third-party reimbursement levels on orders and revenues; the company's ability to meet FDA and other regulatory requirements or product clearances; the potential loss of key distributors or key personnel; consolidation in the X-ray tubes market; the possibility that material product liability claims could harm future revenues or require us to pay uninsured claims; the ability to make strategic acquisitions and to successfully integrate the acquired operations into the company's business; the effect of changes in accounting principles; the risk of operations interruptions due to terrorism, disease, such as Severe Acute Respiratory Syndrome, and other events beyond the company's control; and the other risks listed from time to time in the company's filings with the Securities and Exchange Commission. We assume no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

A summary of earnings and other financial information follows:

              VARIAN MEDICAL SYSTEMS, INC. AND SUBSIDIARY COMPANIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
           (Dollars and shares in millions, except per share amounts)
                                   (Unaudited)

(Dollars and shares in millions,                  Q3 QTR                Q3 QTR                Q3 YTD               Q3 YTD
except per share amounts)                          2005                  2004                  2005                  2004
------------------------------------------   -----------------     -----------------     -----------------     -----------------
                                                                    (As Adjusted)(1)                           (As Adjusted)(1)
Net orders                                   $           373.4                 328.5               1,102.7                 985.2
  Oncology Systems                                       318.2                 275.1                 918.5                 819.4
  X-Ray Products                                          44.1                  42.2                 147.8                 136.0
  Other                                                   11.1                  11.2                  36.4                  29.8

Order backlog                                $         1,076.8                 902.9               1,076.8                 902.9

Revenues                                     $           346.6                 303.1                 996.4                 890.7
  Oncology Systems                                       285.8                 252.2                 816.5                 742.9
  X-Ray Products                                          49.2                  41.3                 143.8                 120.3
  Other                                                   11.6                   9.6                  36.1                  27.5

Gross margin                                             151.9                 131.0                 427.2                 370.2
  As a percent of revenues                                43.8%                 43.2%                 42.9%                 41.6%

Operating expenses
  Research and development                                21.9                  17.7                  60.5                  53.8
  Selling, general and administrative                     54.7                  47.7                 151.5                 139.1

Operating earnings                                        75.3                  65.6                 215.2                 177.3
  As a percent of revenues                                21.7%                 21.6%                 21.6%                 19.9%

Interest income, net                                      (1.1)                 (0.2)                 (2.2)                 (0.9)

Earnings before taxes                                     76.4                  65.8                 217.4                 178.2

Taxes on earnings                                         25.3                  23.1                  71.8                  62.4

Net earnings(2)                              $            51.1                  42.7                 145.6                 115.8
                                             -----------------     -----------------     -----------------     -----------------

    Net earnings per share - basic:(2)       $            0.39                  0.31                  1.10                  0.85

    Net earnings per share - diluted:(2)     $            0.37                  0.30                  1.05                  0.81

Shares used in the calculation of
 net earnings per share:
  Average shares outstanding - basic                     131.9                 136.6                 133.0                 136.4
  Average shares outstanding - diluted                   136.9                 143.1                 138.4                 142.8

(1) Certain amounts for the third quarter and the first nine months of fiscal year 2004 have been adjusted to reflect the Company's change from the last-in, first-out ("LIFO") method to the first-in, first-out ("FIFO") method of accounting for inventories. For the third quarter and the first nine months of fiscal year 2004, this change had no impact on net earnings per basic share and net earnings per diluted share.
(2) If the Company had elected to recognize stock compensation costs based on the fair value of options granted on their grant dates as prescribed by SFAS No. 123, net earnings for the third quarter of fiscal years 2005 and 2004 would have been reduced by $7.3M and $5.1M, respectively, and net earnings for the first nine months of fiscal years 2005 and 2004 would have been reduced by $18.8M and $15.5M, respectively. Net earnings per basic share for the third quarter of fiscal years 2005 and 2004 would have been $0.33 and $0.28, respectively, and net earnings per diluted share would have been $0.32 and $0.26, respectively. Net earnings per basic share for the first nine months of fiscal years 2005 and 2004 would have been $0.95 and $0.74, respectively, and net earnings per diluted share would have been $0.92 and $0.70, respectively.

              VARIAN MEDICAL SYSTEMS, INC. AND SUBSIDIARY COMPANIES
                           CONSOLIDATED BALANCE SHEETS

                                                                  JULY 1,            OCTOBER 1,
(In thousands)                                                     2005                2004
----------------------------------------------------------   -----------------   -----------------
                                                                (Unaudited)      (As Adjusted)(1)
ASSETS
Current assets
    Cash and cash equivalents                                $         181,054   $         132,870
    Short-term marketable securities                                   125,212             219,078
    Accounts receivable, net                                           318,227             288,663
    Inventories                                                        186,262             144,389
    Other current assets                                               121,349             110,584
                                                             -----------------   -----------------
       Total current assets                                            932,104             895,584
                                                             -----------------   -----------------

Property, plant and equipment                                          278,441             254,712
    Accumulated depreciation and amortization                         (179,685)           (169,335)
                                                             -----------------   -----------------
       Net property, plant and equipment                                98,756              85,377
                                                             -----------------   -----------------

Long-term marketable securities                                         36,349              40,970
Goodwill                                                               122,240             112,653
Other non-current assets                                                57,110              46,056
                                                             -----------------   -----------------
Total assets                                                 $       1,246,559   $       1,180,640
                                                             =================   =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
    Accounts payable                                         $          66,398   $          59,639
    Accrued expenses                                                   293,719             255,519
    Product warranty                                                    38,321              40,654
    Advance payments from customers                                    119,507             100,277
    Current maturities of long term debt                                 2,603               5,250
                                                             -----------------   -----------------
       Total current liabilities                                       520,548             461,339
Long-term accrued expenses and other                                    41,165              41,889
Long-term debt                                                          53,180              53,250
                                                             -----------------   -----------------
       Total liabilities                                               614,893             556,478
                                                             -----------------   -----------------

STOCKHOLDERS' EQUITY
Common stock                                                           131,242             134,045
Capital in excess of par value                                         141,007             132,875
Retained earnings and accumulated other comprehensive loss             359,417             357,242
                                                             -----------------   -----------------
       Total stockholders' equity                                      631,666             624,162
                                                             -----------------   -----------------
Total liabilities and stockholders' equity                   $       1,246,559   $       1,180,640
                                                             =================   =================

1) Amounts as of October 1, 2004 have been derived from audited financial statements as of that date except that certain amounts have been adjusted to reflect the Company's change from the LIFO method to the FIFO method of accounting for inventories. In addition, auction rate securities in the amount of $106,600 have been reclassified from cash and cash equivalents to short-term marketable securities to conform to the July 1, 2005 balance sheet presentation.